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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM 8-K
                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 ------------

       Date of Report (Date of Earliest Event Reported):  April 3, 1998

                            UNITED STATIONERS INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

        0-10653                                    36-3141189
-----------------------------      ---------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)

                         UNITED STATIONERS SUPPLY CO.
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            (Exact Name of Registrant as Specified in its Charter)

                                   ILLINOIS
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                 (State or Other Jurisdiction of Incorporation)

          33-59811                                36-2431718
-----------------------------      ---------------------------------------------
(Commission File Number)              (I.R.S. Employer Identification No.)

         2200 EAST GOLF ROAD
        DES PLAINES, ILLINOIS                          60016-1267
-----------------------------------------      ---------------------------------
(Address of Principal Executive Offices)               (Zip Code)


                                (847) 699-5000
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)

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

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 3, 1998, United Stationers Supply Co. (the "Company"), the operating subsidiary of United Stationers Inc. ("United"), completed the acquisition (the "Azerty Acquisition") of all of the capital stock of Azerty Incorporated ("Azerty"), Azerty de Mexico, S.A. de C.V. ("Azerty Mexico"), Positive ID Wholesale Inc. ("Positive ID"), and AP Support Services Incorporated ("AP Support Services"), which conducted substantially all of the United States and Mexican operations of the Office Products Division of Abitibi-Consolidated Inc. (collectively, the "Azerty Business"). The aggregate purchase price paid by the Company for the Azerty Acquisition was approximately $110.0 million (including fees and expenses), subject to adjustment based upon the net tangible assets of the Azerty Business as of the closing of the acquisition. For the fiscal year ended December 31, 1997, the Azerty Business had combined net sales and earnings before interest, income taxes, depreciation and amortization ("EBITDA") of $355.4 million and $12.6 million, respectively.

     The aggregate purchase price for the Azerty Acquisition was determined as a result of an arm's length negotiation between the Company and Abitibi-Consolidated Inc.

     The Azerty Business acquired by the Company owns assets that constitute plant, equipment and other physical property used in the operation of its wholesale distribution business, and such assets will continue to be utilized for such purposes.

     AZERTY

     Azerty was founded in 1983 and is a leading wholesale distributor of computer consumables, peripherals and accessories in the United States. Azerty serves over 12,000 major customers in the United States which consist primarily of information product dealers and value-added resellers. Azerty distributes a broad range of products consisting of printers, printer supplies, magnetic and optical data storage media, workstation accessories, fax machines and basic office products essentials. Azerty provides a high level of customer service, including high order fill rates, late order cut-off times and guaranteed next-day delivery via UPS for products under 100 pounds.

     Azerty sells through marketing employees who utilize advanced data management and telesales capabilities that enable highly customized and segmented marketing, whereby customers' calls are automatically routed to sales representatives familiar with their accounts. In addition, Azerty runs catalog marketing programs, collecting co-op allowances from vendors to produce product catalogs for their customers. Azerty also has established a new world wide web site on the Internet which allows on-line inventory availability, pricing and UPS order tracking, as well as vendor and product information, applications for new accounts and general company information.

     Headquartered in Orchard Park, New York, Azerty currently operates through three distribution facilities (with an additional facility in Miami, Florida expected to open in Spring 1998) that stock over 7,200 stockkeeping units ("SKUs"). Azerty's primary competitors are Daisytek International, Ingram Micro, Tech Data and Merisel. For the fiscal year ended December 31, 1997, Azerty accounted for approximately 88% and 98% of the net sales and EBITDA, respectively, of the combined Azerty Business.

     AZERTY MEXICO

     Azerty Mexico was founded in 1995 to distribute computer consumables, peripherals and accessories under the Azerty name in Mexico. Azerty Mexico operates through a single distribution facility located in Mexico City, Mexico.

     POSITIVE ID

     Positive ID is a wholesale distributor of bar code scanning products. Founded in 1996, Positive ID has attempted to capitalize on an emerging opportunity for wholesale distribution of products using the bar code scanning technology that has been created by the increasing use of such technology by small and medium-sized companies, as well as new applications in the medical and insurance industries. Positive ID offers approximately 2,000 SKUs primarily to information products dealers and value-added resellers and distributes products consisting of scanners, printers, consumables, data collection terminals and software through its distribution facility located in Tonawanda, New York.

     AP SUPPORT SERVICES

     Formed in 1996, AP Support Services is a third-party provider that offers telemarketing, direct response marketing, logistics and data management services to companies that are outsourcing such non-core activities. AP Support Services offers a unique combination of sophisticated telemarketing support and the ability to physically handle product. The strategy of AP Support Services is to differentiate itself as a third-party provider by offering vendors a broad range of services from marketing through product delivery and invoicing. AP Support Services is located in Buffalo, New York.

NEW CREDIT FACILITIES

     On April 3, 1998, the Company entered into an amended and restated credit agreement (the "New Credit Agreement"), governing its senior secured credit facilities (the "New Credit Facilities") concurrently with the closing of the Azerty Acquisition in order to fund the purchase price of the Azerty Acquisition, refinance borrowings under the Company's existing senior secured credit facilities (the "Existing Credit Facilities"), and pay related fees and expenses in connection therewith. The following is a summary of the principal terms of the New Credit Agreement which summary does not purport to be complete and is subject, and is qualified in its entirety by reference to, all the provisions of the New Credit Agreement, as it may be further amended from time to time.

     The New Credit Facilities under the New Credit Agreement consist of $150.0 million of borrowings pursuant to a tranche A term loan (the "Tranche A Term Loan Facility") and commitments of up to $250.0 million of revolving loan borrowings pursuant to a revolving credit facility (the "Revolving Credit Facility") (including a sublimit of $90.0 million under the Revolving Credit Facility for letters of credit). A portion of the Revolving Credit Facility is allocated for swingline loans. The New Credit Facilities also included initial borrowings of $100.0 million under a tranche B term loan facility (the "Tranche B Term Loan Facility"). All outstanding borrowings under the Tranche B Loan Facility were repaid by the Company on April 15, 1998 with the net proceeds from the offering of the Company's 8-3/8% Senior Subordinated Notes due 2008 (described below), and proceeds from the sale of certain accounts receivable.

     The loans under the Tranche A Term Loan Facility and the Revolving Credit Facility generally bear interest as determined within a set range with the rate based on the ratio of total debt (which excludes the face amount of any undrawn letters of credit) of United and its subsidiaries to EBITDA (as defined in the New Credit Agreement). The Tranche A Term Loan Facility and the Revolving Credit Facility bear interest, at the option of the Company and based upon financial performance, at the base rate (i.e., the higher of the prime rate or federal funds plus 0.50%) plus 0% to 0.75% or LIBOR plus 1.00% to 2.00%. The Tranche B Term Loan Facility bore interest, at the option of the Company, at the base rate plus 0.75% or LIBOR plus 2.00%.

     As of April 17, 1998, the outstanding principal balance of the Tranche A Term Loan Facility consisted of $150.0 million and matures on or about March 31, 2004, and no amount of the Tranche B Term Loan Facility remained outstanding, which had been scheduled to mature on or about December 31, 2004. The term loans under the Tranche A Term Loan Facility are repayable in consecutive quarterly installments commencing on or about June 30, 1998, the first four of which are each in the amount of $2.5 million, the next four of which are each in the amount of $3.75 million, the next four of which are each in the amount of $6.25 million, the next four of which are each in the amount of $7.5 million and the last eight of which are each in the amount of $8.75 million. The term loans under the Tranche B Term Loan Facility were scheduled to be repaid in consecutive quarterly installments commencing on or about June 30, 1998, the first twenty of which were to be each in the amount of $0.25 million and the last seven of which were to be each in the amount of approximately $13.6 million. On April 15, 1998, the Company used the net proceeds of the Notes Offering (hereinafter defined) to repay a substantial portion of the indebtedness outstanding under the Tranche B Term Loan Facility, with the remainder of the Tranche B Term Loan Facility repaid with proceeds from the sale of certain accounts receivables.

     Loans under the Tranche A Term Loan Facility and the Revolving Credit Facility may be prepaid at any time, and are subject to certain mandatory prepayments out of (i) net proceeds received from the issuance of equity by United or any of its subsidiaries subject to certain exceptions provided in the New Credit Agreement, (ii) net proceeds from certain asset sales in excess of $15.0 million, (iii) 50% of the Company's Excess Cash Flow (as defined in the New Credit Agreement) for any fiscal year (commencing with the fiscal year ending December 31, 1998), but only if the Debt to Cash Flow Ratio (as defined in the New Credit Agreement) as of the last day of the fiscal year is greater than 3.75 to 1, (iv) net proceeds received from casualty events subject to certain exceptions provided within the New Credit Agreement and (v) net proceeds received from certain debt issuances. Optional prepayment under the Tranche A Term Loan Facility will be applied to loans outstanding under the Tranche A Term Loan Facility. Mandatory prepayments will be applied, first, to loans outstanding under the Tranche A Term Loan Facility and, next, to the permanent reduction of commitments (and the payment of loans outstanding) under the Revolving Credit Facility.

     The Tranche A Term Loan Facility and the Revolving Credit Facility are guaranteed, on a joint and several basis, by United and all of the direct and indirect domestic subsidiaries of the Company.

     The Tranche A Term Loan Facility and the Revolving Credit Facility are secured by perfected first priority pledges of the stock of the Company, all of the stock of the domestic direct and indirect subsidiaries of the Company and certain of the stock of all of the foreign direct and indirect subsidiaries (other than the Receivables Company (as hereinafter defined)) of the Company and security interests in, and liens upon, certain accounts receivable, inventory, contract rights and other personal and certain real property of the Company and its domestic subsidiaries. The New Credit Agreement provides for the complete release, upon request by the Company, of the liens upon achievement of an investment grade rating from Standard & Poor's or Moody's for the unsecured long-term debt of United or the Company for any quarter, and a partial release in the event the Leverage Ratio (as defined in the New Credit Agreement) is less than or equal to 3 to 1. The Majority Lenders (as defined in the New Credit Agreement) may request that the security interests be regranted if the Leverage Ratio for any subsequent quarter exceeds 3 to 1. In addition, the New Credit Agreement permits the release of the Senior Lenders' lien in connection with the sale of specified receivables under the Receivables Securitization Program (as hereinafter defined).

     The New Credit Agreement contains certain restrictive covenants that, among other things, limit the ability of United, the Company and its subsidiaries to dispose of assets, incur indebtedness or liens, pay dividends or make other payments in respect of capital stock or subordinated indebtedness, make investments or other acquisitions, engage in mergers or consolidations, engage in transactions with affiliates, and engage in any business other than specified businesses. In addition, the New Credit Agreement requires the Company to comply with certain financial ratios and tests, including ratios of total debt to EBITDA, cash flow to fixed charges, and EBITDA to interest expense, and a minimum net worth test.

     Defaults under the New Credit Agreement include, among other things, (i) failure to pay principal when due; (ii) failure to pay interest within three business days after the due date; (iii) default in the performance of certain covenants and other obligations which, in some cases, continues for ten days;
(iv) default by United, the Company or any of its subsidiaries in respect of any of its indebtedness above specified levels; (v) certain bankruptcy events; (vi) certain judgments against United, the Company or any of its subsidiaries; (vii) the occurrence of a change of control (as defined in the New Credit Agreement); and (viii) the existence of certain environmental claims or liabilities.

RECEIVABLES SECURITIZATION PROGRAM

     On April 3, 1998, in connection with the refinancing of its Existing Credit Facilities, the Company entered into the $163.0 million 364-day receivables securitization program (the "Receivables Securitization Program"), pursuant to which the Company sells its U.S. dollar receivables (the "Eligible Receivables") (except for certain excluded receivables, which initially include all receivables from the Azerty Business and Lagasse Bros., Inc.) to a wholly-owned offshore, bankruptcy remote special purpose limited liability company (the "Receivables Company"), which in turn ultimately transfers the Eligible Receivables to a third-party, multi-seller asset-backed commercial paper program existing solely for the purpose of issuing commercial paper rated A-1/P-1 or higher. The sale of trade receivables includes not only those Eligible Receivables that were existing on the closing date of the Receivables Securitization Program, but also Eligible Receivables created thereafter. The Chase Manhattan Bank acts as funding agent and, together with other commercial banks rated at least A-1/P-1, provides standby liquidity funding to support the purchase of the receivables by the Receivables Company. The proceeds from the Receivables Securitization Program were used to reduce borrowings under the Company's Revolving Credit Facility. The Receivables Company retains an interest in the Eligible Receivables transferred to the third party. The Receivables Securitization Program carries an effective interest rate of LIBOR plus 0.37%. As a result of the Receivables Securitization Program, balance sheet assets of the Company as of December 31, 1997 of approximately $120.0 million, consisting of accounts receivable, have been sold to the Receivables Company and do not secure the Company's obligations under the New Credit Facilities.

THE NOTES OFFERING

     On April 15, 1998, the Company consummated the sale (the "Notes Offering") of $100,000,000 of its 8-3/8% Senior Subordinated Notes due 2008 (the "Notes") in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Notes were immediately resold by the initial purchasers thereof in reliance on Rule 144A under the Securities Act.

     The Notes are unsecured and are subordinated in right of payment to all existing and future Senior Indebtedness (as defined in the indenture (the "Indenture") governing the

Notes) of the Company, which includes indebtedness under the New Credit Facilities. The Notes rank PARI PASSU in right of payment with the Company's 12-3/4% Senior Subordinated Notes due 2005 (the "12 3/4% Notes") and all other existing and future senior subordinated Indebtedness (as defined in the Indenture) of the Company, and rank senior in right of payment to all Subordinated Indebtedness (as defined in the Indenture) of the Company.

     The Notes bear interest at the rate of 8.375% per annum and mature on April 15, 2008. The Notes are generally not callable by the Company prior to five years following the issue date, subject to certain exceptions. The Notes are fully and unconditionally guaranteed on a senior subordinated basis by United and all of the Company's existing and future domestic Restricted Subsidiaries (as defined in the Indenture) that incur Indebtedness (the "Guarantors"). In connection with the Notes Offering, the Company and the Guarantors entered into an exchange and registration rights agreement with the initial purchasers thereof, providing for certain rights with respect to exchange or registration of the Notes under the Securities Act.

     The proceeds from the sale of the Notes were used to (i) repay a substantial portion of indebtedness outstanding under the Tranche B Term Loan Facility, and (ii) pay fees and expenses related to the Notes Offering.

ITEM 5.  OTHER EVENTS

     In connection with the Notes Offering, the Company prepared a final offering memorandum that contained certain unaudited pro forma and "adjusted" pro forma financial information for United and its consolidated subsidiaries as of and for the fiscal year ended December 31, 1997. These unaudited pro forma and "adjusted" pro forma financial statements are set forth below.

             UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

    The following Unaudited Consolidated Pro Forma Financial Statements are based on the historical financial statements of United. The pro forma balance sheet is presented giving effect to (i) the refinancing of the Company's Existing Credit Facility pursuant to the New Credit Facilities and the Receivables Securitization Program (the "Senior Credit Facilities Refinancing"), (ii) the Azerty Acquisition, and (iii) the Notes Offering, all as more fully described in the notes to Unaudited Consolidated Pro Forma Financial Statements below, as if all such transactions were effected on December 31, 1997. The pro forma income statement gives effect to (i) the Senior Credit Facilities Refinancing, (ii) the Azerty Acquisition, and (iii) the Notes Offering, all as more fully described in the notes to Unaudited Consolidated Pro Forma Financial Statements below, as if all such transactions were effected as of the beginning of the period presented. The adjusted pro forma income statement reflecting the 1997 Financing Transactions is presented giving effect to (i) United's offering of 2.0 million primary shares of its common stock, $0.10 par value ("Common Stock"), and a 2.4 million share secondary offering of Common Stock by certain selling stockholders (collectively, the "October Equity Offering"), (ii) the redemption of all of United's outstanding shares of Series A Preferred Stock, $0.01 par value ("Series A Preferred Stock"), and Series C Preferred Stock, $0.01 par value ("Series C Preferred Stock" and, collectively with the Series A Preferred Stock, the "Preferred Stock"), for approximately $21.3 million, which was effected in September 1997, (the "Preferred Stock Redemption"),
(iii) the termination of certain management advisory service agreeements effected in October 1997 (the "Management Agreements Termination" and, collectively with the October Equity Offering and the Preferred Stock Redemption, the "1997 Financing Transactions"), (iv) the Senior Credit Facilities Refinancing, (v) the Azerty Acquisition, and (vi) the Notes Offering, as if all such transactions occurred at the beginning of the period presented.

    The pro forma income statement excludes the extraordinary non-recurring charge of approximately $10.1 million ($6.1 million net of tax benefit of $4.0 million) related to the write-off of unamortized financing fees in conjunction with the Senior Credit Facilities Refinancing. For pro forma balance sheet purposes, this extraordinary non-recurring charge has been reflected as a reduction of retained earnings.

    In addition to the above described extraordinary non-recurring charge of $10.1 million, the Unaudited Consolidated Adjusted Pro Forma Income Statement also excludes the following: (i) an extraordinary non-recurring charge of $9.8 million ($5.9 million net of tax benefit of $3.9 million) on early retirement of debt, (ii) a non-recurring non-cash charge of $59.4 million ($35.5 million net of tax benefit of $23.9 million) related to the vesting of the Merger Incentive Options, and (iii) a non-recurring cash charge of $5.3 million ($3.2 million net of tax benefit of $2.1 million) related to the Management Agreements Termination, all of which are related to the 1997 Financing Transactions. These additional non-recurring charges are reflected in the historical balance sheet as of December 31, 1997.

    The Unaudited Consolidated Pro Forma Financial Statements are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of United after the Senior Credit Facilities Refinancing, the Azerty Acquisition and the Notes Offering, or of the financial position or results of operations of United that would have actually occurred had the 1997 Financing Transactions, the Senior Credit Facilities Refinancing, the Azerty Acquisition, or the Notes Offering occurred at the beginning of the period presented. The Unaudited Consolidated Pro Forma Financial Statements and the accompanying notes should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements of United, together with the related notes thereto, included elsewhere herein. The financial information contained in this Form 8-K relating to the Azerty Business has been derived from financial statements prepared in accordance with Canadian generally accepted accounting principles.

                    UNITED STATIONERS INC. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET

                            AS OF DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                       SENIOR CREDIT
                                                        FACILITIES       AZERTY
                                                        REFINANCING   ACQUISITION     OFFERING
                                         HISTORICAL     ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS     PRO FORMA
                                        -------------  -------------  ------------  -------------  -------------
ASSETS
Current assets:
  Cash and cash equivalents...........  $      12,367   $        --    $       --     $      --    $      12,367
  Accounts receivable.................        311,920      (120,300)(a)    42,806(e)         --          234,426
  Inventories.........................        511,555            --        33,639(e)         --          545,194
  Other...............................         14,845            --           550(e)         --           15,395
                                        -------------  -------------  ------------  -------------  -------------
    Total current assets..............        850,687      (120,300)       76,995            --          807,382
Net property, plant and equipment.....        164,543            --         5,392(e)         --          169,935
Goodwill..............................        111,852            --        69,342(e)         --          181,194
Other.................................         20,939        (7,661)(b)        43(e)      2,550 (f)       15,871
                                        -------------  -------------  ------------  -------------  -------------
    Total assets......................  $   1,148,021   $  (127,961)   $  151,772     $   2,550    $   1,174,382
                                        -------------  -------------  ------------  -------------  -------------
                                        -------------  -------------  ------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...  $      44,267   $   (33,600)(c)  $     99(e)     $   --    $      10,766
  Accounts payable....................        236,475            --        37,844(e)         --          274,319
  Accrued expenses....................        107,935            --         3,542(e)         --          111,477
  Accrued income taxes................         10,561        (4,166)(d)        --           (80)(f)        6,315
                                        -------------  -------------  ------------  -------------  -------------
    Total current liabilities.........        399,238       (37,766)       41,485           (80)         402,877
Deferred income taxes.................         19,383            --            --            --           19,383
Long-term obligations:
  Long-term debt......................        492,868       (84,000)(c)   110,287(e)      2,750 (f)      521,905
  Other long-term liabilities.........         13,224            --            --            --           13,224
Stockholders' equity:
  Common stock (voting)...............          1,591            --            --            --            1,591
  Capital in excess of par value......        213,042            --            --            --          213,042
  Retained earnings...................          8,675        (6,195)(d)        --          (120)(f)        2,360
                                        -------------  -------------  ------------  -------------  -------------
    Total stockholders' equity........        223,308        (6,195)           --          (120)         216,993
                                        -------------  -------------  ------------  -------------  -------------
                                        -------------  -------------  ------------  -------------  -------------
    Total liabilities and
      stockholders' equity............  $   1,148,021   $  (127,961)   $  151,772     $   2,550    $   1,174,382
                                        -------------  -------------  ------------  -------------  -------------
                                        -------------  -------------  ------------  -------------  -------------

See accompanying Notes to Unaudited Consolidated Pro Forma Financial Statements.

                    UNITED STATIONERS INC. AND SUBSIDIARIES

               UNAUDITED CONSOLIDATED PRO FORMA INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         SENIOR CREDIT
                                                          FACILITIES       AZERTY
                                                          REFINANCING   ACQUISITION     OFFERING
                                             HISTORICAL   ADJUSTMENTS   ADJUSTMENTS    ADJUSTMENTS    PRO FORMA
                                             ----------  -------------  ------------  -------------  -----------
INCOME STATEMENT DATA:
  Net sales................................  $2,558,135    $      --     $  355,423(j)   $      --   $2,913,558
  Cost of goods sold.......................   2,112,204           --        323,160(j)          --    2,435,364
                                             ----------  -------------  ------------  -------------  -----------
  Gross profit.............................     445,931           --         32,263             --      478,194
  Operating expenses:
    Warehousing, marketing and
      administrative expenses..............     311,002           --         22,599(k)                  333,601
    Non-recurring charges..................      64,698           --             --             --       64,698
                                             ----------  -------------  ------------  -------------  -----------
  Total operating expenses.................     375,700           --         22,599             --      398,299
                                             ----------  -------------  ------------  -------------  -----------
  Income from operations...................      70,231           --          9,664             --       79,895
  Interest expense.........................      53,511      (13,637)(g)      8,424(l)       1,205 (m)   49,503
  Other expense............................          --        7,401 (h)         --             --        7,401
                                             ----------  -------------  ------------  -------------  -----------
  Income before income taxes and
    extraordinary item.....................      16,720        6,236          1,240         (1,205)      22,991
  Income taxes.............................       8,532        2,507 (i)      1,196(i)        (484)(i)   11,751
                                             ----------  -------------  ------------  -------------  -----------
  Income before extraordinary item.........       8,188        3,729             44           (721)      11,240
  Extraordinary item--loss on early
    retirement of debt, net of tax benefit
    of $3,958..............................      (5,884)          --             --             --       (5,884)
                                             ----------  -------------  ------------  -------------  -----------
  Net income...............................       2,304        3,729             44           (721)       5,356
  Preferred stock dividends issued and
    accrued................................       1,528           --             --             --        1,528
                                             ----------  -------------  ------------  -------------  -----------
  Net income attributable to common
    stockholders...........................  $      776    $   3,729     $       44     $     (721)   $   3,828
                                             ----------  -------------  ------------  -------------  -----------
                                             ----------  -------------  ------------  -------------  -----------
  Net income per common share--basic:
    Income before extraordinary item.......  $     0.51                                               $    0.74
    Extraordinary item.....................       (0.45)                                                  (0.45)
                                             ----------                                              -----------
    Net income.............................  $     0.06                                               $    0.29
                                             ----------                                              -----------
                                             ----------                                              -----------
    Weighted average shares (in
      thousands)...........................      13,064                                                  13,064
                                             ----------                                              -----------
                                             ----------                                              -----------
  Net income per common share--assuming
    dilution:
    Income before extraordinary item.......  $     0.43                                               $    0.63
    Extraordinary item.....................       (0.38)                                                  (0.38)
                                             ----------                                              -----------
    Net income.............................  $     0.05                                               $    0.25
                                             ----------                                              -----------
                                             ----------                                              -----------
    Weighted average shares and assumed
      conversions (in thousands)...........      15,380                                                  15,380
                                             ----------                                              -----------
                                             ----------                                              -----------

See accompanying Notes to Unaudited Consolidated Pro Forma Financial Statements.

                    UNITED STATIONERS INC. AND SUBSIDIARIES

           UNAUDITED CONSOLIDATED ADJUSTED PRO FORMA INCOME STATEMENT
                   (ADJUSTED FOR 1997 FINANCING TRANSACTIONS)

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                   ADJUSTED
                                                      1997       SENIOR CREDIT                                     PRO FORMA
                                                   FINANCING       FACILITIES       AZERTY                         FOR 1997
                                                  TRANSACTIONS    REFINANCING     ACQUISITION      OFFERING        FINANCING
                                     HISTORICAL   ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS    TRANSACTIONS
                                     ----------  --------------  --------------  -------------  ---------------  -------------
INCOME STATEMENT DATA:
  Net sales........................  $2,558,135  $       --      $       --      $  355,423(j)   $       --       $ 2,913,558
  Cost of goods sold...............   2,112,204          --              --         323,160(j)           --         2,435,364
                                     ----------  --------------  --------------  -------------       ------       -------------
  Gross profit.....................     445,931          --              --          32,263              --           478,194
  Operating expense:
  Warehousing, marketing and
    administrative expenses........     311,002        (708)(n)          --          22,599(k)           --           332,893
  Non-recurring charges............      64,698     (64,698)(n)          --           --                 --                --
                                     ----------  --------------  --------------  -------------       ------       -------------
  Total operating expenses.........     375,700     (65,406)             --          22,599              --           332,893
                                     ----------  --------------  --------------  -------------       ------       -------------
  Income from operations...........      70,231      65,406              --           9,664              --           145,301
  Interest expenses................      53,511      (5,096)(o)     (13,637)(g)       8,424(l)        1,205 (m)        44,407
  Other expense....................          --          --           7,401 (h)          --              --             7,401
                                     ----------  --------------  --------------  -------------       ------       -------------
  Income before income taxes and
    extraordinary item.............      16,720      70,502           6,236           1,240          (1,205)           93,493
  Income taxes.....................       8,532      28,342 (i)       2,507 (i)       1,196(i)         (484)(i)        40,093
                                     ----------  --------------  --------------  -------------       ------       -------------
  Income before extraordinary
    item...........................       8,188      42,160           3,729              44            (721)           53,400
  Extraordinary item--loss on early
    retirement of debt, net of tax
    benefit of $3,956..............      (5,884)      5,884 (p)          --              --              --                --
                                     ----------  --------------  --------------  -------------       ------       -------------
  Net income.......................       2,304      48,044           3,729              44            (721)           53,400
  Preferred stock dividends issued
    and accrued....................       1,528      (1,528)(q)          --              --              --                --
                                     ----------  --------------  --------------  -------------       ------       -------------
  Net income attributable to common
    stockholders...................  $      776  $   49,572      $    3,729      $       44      $     (721)      $    53,400
                                     ----------  --------------  --------------  -------------       ------       -------------
                                     ----------  --------------  --------------  -------------       ------       -------------
  Net income per common share--
    basic:
    Income before extraordinary
      item.........................  $     0.51                                                                   $      3.55
    Extraordinary item.............       (0.45)                                                                           --
                                     ----------                                                                   ------------
    Net income.....................  $     0.06                                                                   $      3.55
                                     ----------                                                                   ------------
                                     ----------                                                                   ------------
    Weighted average shares (in
      thousands)...................      13,064                                                                        15,046
                                     ----------                                                                   ------------
                                     ----------                                                                   ------------
  Net income per common share--
    assuming dilution:
    Income before extraordinary
      item.........................  $     0.43                                                                   $      3.14
    Extraordinary item.............       (0.38)                                                                           --
                                     ----------                                                                   ------------
    Net income.....................  $     0.05                                                                   $      3.14
                                     ----------                                                                   ------------
                                     ----------                                                                   ------------
    Weighted average shares and
      assumed conversions (in
      thousands)...................      15,380                                                                        17,019
                                     ----------                                                                   ------------
                                     ----------                                                                   ------------

See accompanying Notes to Unaudited Consolidated Pro Forma Financial Statements.

                    UNITED STATIONERS INC. AND SUBSIDIARIES

                        NOTES TO UNAUDITED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

    The pro forma financial statements have been prepared giving effect to the following:

    (1) The New Credit Facilities and Receivables Securitization Program replaced all preexisting debt under the Existing Credit Agreement (which, as of December 31, 1997, consisted of $148.8 million of term loan facilities and $256.0 million in a revolving credit facility). Accordingly, $10.1 million of unamortized financing fees as of December 31, 1997 related to the credit agreement governing the Existing Credit Facilities ($6.1 million net of tax benefit of $4.0 million) were expensed as an extraordinary charge due to the early retirement of such debt. As this extraordinary charge will be non-recurring it is not considered for pro forma income statement purposes. Receivables sold under the Receivables Securitization Program will total approximately $120 million and will be used to reduce borrowings under the New Credit Facilities. The anticipated annual costs related to the sale of certain accounts receivable is estimated to be $7.4 million and is shown in other expense.

    (2) The Tranche B Term Loan Facility ($100.0 million) and a portion of the Revolving Credit Facility under the New Credit Facilities
        ($10.0 million) were used to purchase the Azerty Business and pay approximately $1.0 million in acquisition fees and expenses.

    (3) The total purchase price for the Azerty Business (including fees and expenses) was approximately $110.0 million and has been preliminarily allocated as follows:

            Current assets..........................................  $  76,995
            Property, plant and equipment...........................      5,392
            Goodwill................................................     69,342
            Other assets............................................         43
            Liabilities assumed.....................................    (41,772)
                                                                      ---------
                Total purchase price................................  $ 110,000
                                                                      ---------
                                                                      ---------

    (4) The operating results for the year ended December 31, 1997 for the Azerty Business have been included as follows:

            Net sales...............................................  $ 355,423
            Cost of goods sold......................................    323,160
                                                                      ---------
                Gross Profit........................................     32,263
            Warehousing, marketing and administrative expenses(a)...     22,599
                                                                      ---------
            Earnings before interest and taxes......................  $   9,664
                                                                      ---------
                                                                      ---------

           --------------
           (a) Includes $1.7 million of goodwill amortization based on $69.3 million of goodwill as computed above amortized over 40 years.

    (5) Pro forma interest expense has been calculated based upon pro forma debt levels and the applicable interest rates. The Existing Credit Facilities' term loan facilities and revolving credit facility were assumed to bear interest at their respective historical weighted average annual rates of 7.91% and 7.97%, respectively. The Revolving Credit Facility, the Tranche A Term Loan Facility and the Tranche B
        Term Loan Facility under the New Credit Facilities were assumed to

                    UNITED STATIONERS INC. AND SUBSIDIARIES

                        NOTES TO UNAUDITED CONSOLIDATED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

        bear interest at rates of 7.45%, 7.15% and 7.65%, respectively, based on historical LIBOR/prime rates and current spread terms. The Notes were assumed to bear interest at 8.375%. A 0.125% variation in effective interest rates used for pro forma purposes has a $0.5 million impact on pro forma interest expense.

    (6) Income taxes have been provided for all adjustments at an assumed rate of 40.2%. Goodwill resulting from the Azerty Acquisition will not be tax deductible and as such is not tax affected.

    The adjusted pro forma income statement reflecting the 1997 Financing Transactions has been prepared giving effect to all the assumptions made in the pro forma income statement and the following:

    (1) The October Equity Offering and the resulting proceeds thereof were contributed to the Company and used to redeem $50.0 million of the Company's 12 3/4% Notes, pay the redemption premium of $6.4 million thereon, and pay down $15.5 million of indebtedness under the Existing Credit Facilities. The resulting extraordinary loss of $9.8 million ($5.9 million net of tax benefit of $3.9 million) on early retirement of debt was eliminated for pro forma purposes.

    (2) The October Equity Offering also resulted in the recognition of a pre-tax non-recurring non-cash charge of $59.4 million ($35.5 million net of tax benefit of $23.9 million) and a non-recurring cash charge of $5.3 million ($3.2 million net of tax benefit of $2.1 million) related to the vesting of the Merger Incentive Options and the Management Agreements Termination, respectively. These non-recurring charges have been eliminated for pro forma purposes. Approximately
        $0.7 million in management advisory service agreement fees were paid prior to the Management Agreements Termination. Accordingly, these fees which were charged to 1997 operating expenses have been eliminated for pro forma purposes.

    (3) On September 2, 1997, United completed the redemption of all outstanding shares of its Series A and Series C Preferred Stock for an aggregate redemption price of approximately $21.3 million. Accordingly, the $1.5 million of Preferred Stock dividends issued and accrued for the year ended December 31, 1997 has been eliminated for pro forma purposes.

    Pro forma adjustments have been made to the pro forma balance sheet and income statement to reflect the following effects of the Senior Credit Facilities Refinancing, the Azerty Acquisition, and the Notes Offering:

      (a)  Reflects the sale of accounts receivable related to the Receivables
           Securitization Program.

      (b)  Write-off of capitalized financing costs associated with the retirement of the Existing Credit Facilities' revolving credit facility, tranche A and tranche B term loans.........................  $ (10,061)
           Capitalized financing costs related to the New Credit Facilities.....      2,400
                                                                                  ---------
                                                                                  $   7,661
                                                                                  ---------
                                                                                  ---------

                    UNITED STATIONERS INC. AND SUBSIDIARIES

                        NOTES TO UNAUDITED CONSOLIDATED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

    (c) Reflects retirement of debt under the Existing Credit Facilities and the issuance of new debt under the New Credit Facilities:

             Retirement of existing tranche A term loan.........................  $ (34,200)
             Retirement of existing tranche B term loan.........................     (9,400)
             Tranche A Term Loan Facility.......................................     10,000
                                                                                  ---------
                 Adjustment to current maturities of long-term debt(1)..........  $ (33,600)
                                                                                  ---------
                                                                                  ---------

             Retirement of existing tranche A term loan.........................  $ (63,346)
             Retirement of existing tranche B term loan.........................    (41,842)
             Retirement of existing revolving credit facility...................   (256,000)
             Tranche A Term Loan Facility.......................................    140,000
             Revolving Credit Facility..........................................    137,188
                                                                                  ---------
                 Adjustment to long-term debt(1)................................  $ (84,000)
                                                                                  ---------
                                                                                  ---------
           --------------
           (1)  Totals $117.6 million and combined with the $2.4 million of financing costs related to the New Credit Facilities (see Note b) reflects the use of proceeds from the Receivables Securitization Program.

    (d) Adjustment to current income tax liability for the tax effect and to retained earnings for the net effect of the write-off of the capitalized financing costs and the initial costs related to the sale of certain accounts receivable.

    (e) Reflects the use of $100.0 million of the Tranche B Term Loan Facility and $10.0 million of the Revolving Credit Facility under the New Credit Facilities to purchase the Azerty Business. The Company has also assumed $0.3 million of debt from the Azerty Business. The assets and liabilities of the Azerty Business (including fees and expenses) are preliminarily allocated as follows:

               Current assets..................................................  $  76,995
               Property, plant and equipment...................................      5,392
               Goodwill........................................................     69,342
               Other assets....................................................         43
               Liabilities assumed.............................................    (41,772)
                                                                                 ---------
                   Purchase price..............................................  $ 110,000
                                                                                 ---------
                                                                                 ---------

    (f) Assumes net proceeds of $97.25 million from the issuance of the Notes ($100.0 million net of approximately $2.75 million in financing costs) plus an additional $2.75 million in borrowings under the Revolving Credit Facility, will be used to pay down the indebtedness outstanding under the Tranche B Term Loan Facility, and as a result $0.2 million ($0.12 million net of tax benefit of $0.08 million) in financing fees associated with the Tranche B Term Loan Facility will be expensed as an extraordinary loss due to the early retirement of debt (which loss is excluded for pro forma income statement purposes as it is non-recurring).

                    UNITED STATIONERS INC. AND SUBSIDIARIES

                        NOTES TO UNAUDITED CONSOLIDATED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

    (g) The pro forma adjustments to interest expense related to the Senior Credit Facilities Refinancing consist of the following:

                                                                                             YEAR ENDED
                                                                                         DECEMBER 31, 1997
                                                                                       ----------------------
    Elimination of interest related to Existing Credit Facilities:
      Revolving credit facility......................................................       $    (12,540)
      Tranche A term loan............................................................             (9,412)
      Tranche B term loan............................................................             (4,794)
      Elimination of amortization of deferred financing costs on retired debt........             (3,027)
                                                                                                --------
    Decrease in interest expense.....................................................            (29,773)
                                                                                                --------
    Interest on new indebtedness (New Credit Facilities):
      Revolving Credit Facility......................................................              5,368
      Tranche A Term Loan Facility...................................................             10,368
      Amortization of deferred financing costs on the New Credit Facilities(1).......                400
                                                                                                --------
      Increase in interest expense...................................................             16,136
                                                                                                --------
    Net decrease in interest expense.................................................       $    (13,637)
                                                                                                --------
                                                                                                --------
    ------------------

        (1) Debt issuance costs are amortized over the life of the related new debt, 6 years.

    (h) Reflects the costs related to the sale of certain accounts receivable under the Receivables Securitization Program.

    (i) Income taxes provided at a 40.2% effective rate.

    (j) Reflects the historical net sales and gross profit for the year ended December 31, 1997 for the Azerty Business.

    (k) Reflects the historical operating expenses for the year ended December 31, 1997 for the Azerty Business and $1.7 million of goodwill amortization related to the Azerty Acquisition.

    (l) The pro forma adjustments to interest expense related to the Azerty Acquisition consist of the following:

                                                                                   YEAR ENDED
                                                                               DECEMBER 31, 1997
                                                                             ----------------------
    Interest on new indebtedness (New Credit Facilities):
      Tranche B Term Loan Facility.........................................        $    7,650
      Revolving Credit Facility............................................               774
                                                                                      -------
        Increase in interest expense.......................................        $    8,424
                                                                                      -------
                                                                                      -------

                    UNITED STATIONERS INC. AND SUBSIDIARIES

                        NOTES TO UNAUDITED CONSOLIDATED
                 PRO FORMA FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

    (m) The pro forma adjustments to interest expense related to the Offering consist of the following:

                                                                              YEAR ENDED
                                                                          DECEMBER 31, 1997
                                                                        ----------------------
Elimination of interest related to New Credit Facilities:
  Tranche B Term Loan Facility........................................        $   (7,650)
                                                                                 -------
Interest on new indebtedness (New Credit Facilities and the Notes):
  Revolving Credit Facility...........................................               205
  Notes ..............................................................             8,375
  Amortization of deferred financing costs on Notes(1)................               275
                                                                                 -------
  Increase in interest expense........................................             8,855
                                                                                 -------
    Net increase in interest expense..................................        $    1,205
                                                                                 -------
                                                                                 -------
--------------

           (1) Debt issuance costs are amortized over the life of the related new debt, 10 years.

    Additional pro forma adjustments have been made to the adjusted pro forma income statement reflecting the 1997 Financing Transactions to give effect to the following:

    (n) In the fourth quarter of 1997, United recognized a non-recurring non-cash charge of $59.4 million ($35.5 million net of tax benefit of $23.9 million) and a non-recurring cash charge of $5.3 million ($3.2 million net of tax benefit of $2.1 million) related to the vesting of the Merger Incentive Options and the Management Agreements Termination, respectively. In addition, approximately $0.7 million in management advisory service fees were paid in 1997 prior to the Management Agreements Termination. These charges and expenses are excluded for pro forma purposes.

    (o) The pro forma adjustments to interest expense related to the 1997 Financing Transactions consist of the following:

                                                                         YEAR ENDED
                                                                     DECEMBER 31, 1997
                                                                   ----------------------
Addition (Elimination) of interest related to:
  Existing Credit Facilities.....................................        $      701
  12 3/4% Notes..................................................            (5,467)
  Elimination of amortization of deferred financing costs on
    retired debt.................................................              (330)
                                                                            -------
Decrease in interest expense.....................................        $   (5,096)
                                                                            -------
                                                                            -------

    (p) In the fourth quarter of 1997, United recorded an extraordinary loss of $9.8 million ($5.9 million net of tax benefit of $3.9 million) related to early retirement of debt. This non-recurring charge is excluded for pro forma purposes.

    (q) On September 2, 1997, United completed the redemption of all outstanding shares of its Series A and Series C Preferred Stock for an aggregate redemption price of approximately $21.3 million. Accordingly, no Preferred Stock dividends would be paid or accrued on a pro forma basis.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits.

2.1 Stock Purchase Agreement, dated as of February 10, 1998, among the United Stationers Supply Co., United Stationers Inc.,
     Abitibi-Consolidated Inc., Abitibi-Consolidated Sales Corporation, Azerty Incorporated, Azerty de Mexico, S.A. de C.V., AP Support Services Incorporated, and Positive ID Wholesale Inc.*

4.1 Indenture, dated as of April 15, 1998, among United Stationers Supply Co., as issuer, United Stationers Inc., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., and AP Support Services Incorporated, as guarantors, and The Bank of New York, as trustee.*

4.2 Purchase Agreement, dated as of April 9, 1998, among United Stationers Supply Co., as issuer, United Stationers Inc., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., and AP Support Services Incorporated, as guarantors, and Chase Securities Inc. and Bear, Stearns & Co. Inc., as initial purchasers.*

4.3 Exchange and Registration Rights Agreement, dated as of April 15, 1998, among United Stationers Supply Co., United Stationers Inc., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., AP Support Services Incorporated, Chase Securities Inc. and Bear, Stearns & Co. Inc.*

4.4 Second Supplemental Indenture, dated as of April 3, 1998, among United Stationers Supply Co., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., AP Support Services Incorporated, and The Bank of
     New York, as trustee.*

10.1 Second Amended and Restated Credit Agreement, dated as of April 3, 1998, among United Stationers Inc., United Stationers Supply Co., the lenders parties thereto, Chase Securities Inc., as arranger, and The Chase Manhattan Bank, as agent.*

10.2 Second Amended and Restated Security Agreement, dated as of April 3, 1998, between United Stationers Supply Co. and The Chase Manhattan Bank, as administrative agent.*

10.3 Subsidiary Guarantee and Security Agreement, dated as of April 3, 1998, among Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., AP Support Services Incorporated, and The Chase Manhattan Bank, as administrative agent.*

10.4 Pooling Agreement, dated as of April 3, 1998, among USS Receivables Company, Ltd., United Stationers Supply Co., as servicer, and The Chase Manhattan Bank, as trustee.*

10.5 Series 1998-1 Supplement, dated as of April 3, 1998, to Pooling Agreement dated as of April 3, 1998, among USS Receivables Company, Ltd., United Stationers Supply Co., as servicer, The Chase Manhattan Bank, as funding agent, APA bank and trustee, and Park Avenue Receivables Corporation, as initial purchaser.*

10.6 Receivables Sale Agreement, dated as of April 3, 1998, among United Stationers Supply Co., as seller, USS Receivables Company, Ltd., and United Stationers Supply Co., as servicer.*

10.7 Servicing Agreement, dated as of April 3, 1998, among USS Receivables Company, Ltd., United Stationers Supply Co., as servicer, and The Chase Manhattan Bank, as trustee.*
_____________________

*    Filed herewith.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNITED STATIONERS INC.


Date:  April 20, 1998         By:  /s/ DANIEL H. BUSHELL
                                  -----------------------------------------
                                      Daniel H. Bushell
                                      Executive Vice President and Chief
                                      Financial Officer

                              UNITED STATIONERS SUPPLY CO.


Date:  April 20, 1998         By:  /s/ Daniel H. Bushell
                                  -----------------------------------------
                                      Daniel H. Bushell
                                      Executive Vice President and Chief
                                      Financial Officer

                       INDEX TO EXHIBITS


EXHIBIT
NUMBER                           DESCRIPTION
--------                         ------------
2.1            Stock Purchase Agreement, dated as of February 10,
               1998, among the United Stationers Supply Co., United
               Stationers Inc., Abitibi-Consolidated Inc., Abitibi-Consolidated Sales Corporation, Azerty Incorporated, Azerty de Mexico,
               S.A. de C.V., AP Support Services Incorporated, and Positive
               ID Wholesale Inc.

4.1            Indenture, dated as of April 15, 1998, among United
               Stationers Supply Co., as issuer, United Stationers Inc., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., and AP Support Services Incorporated, as guarantors, and The Bank of New York, as trustee.

4.2            Purchase Agreement, dated as of April 9, 1998, among
               United Stationers Supply Co., as issuer, United Stationers Inc., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., and AP Support Services Incorporated, as guarantors, and Chase Securities Inc. and Bear, Stearns & Co. Inc., as initial purchasers.

4.3 Exchange and Registration Rights Agreement, dated as of April 15, 1998, among United Stationers Supply Co., United Stationers Inc., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., AP Support Services Incorporated, Chase Securities Inc. and Bear, Stearns & Co. Inc.

4.4            Second Supplemental Indenture, dated as of April 3,
               1998, among United Stationers Supply Co., Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., AP Support Services Incorporated, and The Bank of New York, as trustee.

10.1 Second Amended and Restated Credit Agreement, dated as of April 3, 1998, among United Stationers Inc., United Stationers Supply Co., the lenders parties thereto, Chase Securities Inc., as arranger, and The Chase Manhattan Bank, as agent.

10.2 Second Amended and Restated Security Agreement, dated as of April 3, 1998, between United Stationers Supply Co. and The Chase Manhattan Bank, as administrative agent.

10.3 Subsidiary Guarantee and Security Agreement, dated as of April 3, 1998, among Lagasse Bros., Inc., Azerty Incorporated, Positive ID Wholesale Inc., AP Support Services Incorporated, and The Chase Manhattan Bank, as administrative agent.

10.4           Pooling Agreement, dated as of April 3, 1998, among
               USS Receivables Company, Ltd., United Stationers Supply Co., as servicer, and The Chase Manhattan Bank, as trustee.

10.5 Series 1998-1 Supplement, dated as of April 3, 1998, to Pooling Agreement dated as of April 3, 1998, among USS Receivables Company, Ltd., United Stationers Supply Co., as servicer, The Chase Manhattan Bank, as funding agent, APA bank and trustee, and Park Avenue Receivables Corporation, as initial purchaser.

10.6 Receivables Sale Agreement, dated as of April 3, 1998, among United Stationers Supply Co., as seller, USS Receivables Company, Ltd., and United Stationers Supply Co., as servicer.

10.7           Servicing Agreement, dated as of April 3, 1998, among
               USS Receivables Company, Ltd., United Stationers Supply Co., as servicer, and The Chase Manhattan Bank, as trustee.